SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Date of report November 7, 2002

                              PageLab Network, Inc.
                      (Exact name of small business issuer)

                         Commission File Number 0-29711


               Minnesota                                 41-1596056
        (State of Incorporation)             IRS Employer Identification Number

                                 (952) 931-0501
                         (Registrant's Telephone Number)


Item  2.  Acquisition  and  Change  in  Operations.

On October 1st, 2002 the company signed a contract to and closed on the purchase of B2 Ventures Inc. a Marketing and Distribution Company, from its two principles Adam Boroughs and Sam Brown for a total consideration of Two million
Shares of common stock of the Company. The combined companies will begin to incorporate operation plans in the final quarter of this year.

The Company focus and operation is expected to change so as to increase the Companies product offering. The two former principals of B2 Ventures were also hired on to run the new division of the company, expanding PageLab Network's services to include marketing, advertising, product distribution, e-commerce, customer service, and call-center development and management. By folding in the capabilities of B2 Ventures into its organization, PageLab is able to deliver a one-stop customer solution package to multiple vertical industries.

The execution of the combined business models will possibly necessitate Purchase order financing, for very large inventories of consumer electronic orders.
Management speculates that this will be accomplished in a timely manner, based upon the quality of the brand and its successes in Hong Kong, Australia and through out Asia.

Management feels that this material change in business operations will help generate increased revenues, which when combined with the companies previous operations and the potential of the existing technology, is expected to increase shareholder value.

Stock issued for this transaction is common stock and holds the 144 restriction.


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
Item  3.  Balance  Sheet.

                                  BALANCE SHEET

                           ASSETS
                                                      OCTOBER 1,
                                                         2002
                                                         ----
CURRENT ASSETS
      Cash                                          $    (11,070)
Accounts Receivable                                            0
      Prepaid expenses                                         0
                                                    -------------
         Total current assets                            (11,070)

PROPERTY AND EQUIPMENT, NET                                9,159

INTANGIBLES, NET                                         177,600
                                                    -------------

TOTAL ASSETS                                        $    175,689
                                                    =============

               LIABILITIES AND
               STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts Payable                              $    122,423
      Accrued Payroll                                     74,997
      Accrued Interest                                    29,442
      Other                                              112,042
      Current portion of long-term debt                   51,870
                                                    -------------
                                                         390,774

LONG-TERM DEBT NET OF CURRENT                             74,049

STOCKHOLDERS' EQUITY
      Common Stock, 40,000,000 shares authorized;
         no par or stated value                        2,927,699
      Stock Compensation Accrued                          27,075
      Accumulated deficit                           $ (3,243,908)
                                                    -------------
TOTAL  EQUITY                                       $   (289,134)
                                                    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $    175,689
                                                    =============


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PAGELAB NETWORK, INC.

Date: November 4, 2002                   By: /s/ Andrew D. Hyder
                                         ---------------------------------------
                                         Andrew D. Hyder, CO-President

                                  End of Filing


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